ARROW ELECTRONICS, INC.	EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Arrow Electronics, Inc., listed below, of our reports dated February 22, 2007, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc., Arrow Electronics, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arrow Electronics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006:
1.	Registration Statement (Form S-8 No. 333-118563)

2.	Registration Statement (Form S-8 No. 333-101533)

3.	Registration Statement (Form S-8 No. 333-52872)

4.	Registration Statement (Form S-8 No. 333-101534)

5.	Registration Statement (Form S-8 No. 333-70343)

6.	Registration Statement (Form S-8 No. 333-45631)

7.	Registration Statement (Form S-3 No. 333-50572)

8.	Registration Statement (Form S-4 No. 333-51100)
/s/ ERNST & YOUNG LLP
New York, New York
February 22, 2007